Exhibit 23.1.a









                       CONSENT OF INDEPENDENT ACCOUNTANTS


We hereby consent to the incorporation by reference in the Registration Statements on Form S-3 (File Nos. 333-97263 and 333-87190) and Form S-8 (File Nos. 33-45618 and 333-32636) of Great Plains Energy Incorporated of our report dated February 5, 2002, except with respect to Note 9, as to which the date is May 22, 2002, relating to the financial statements of Great Plains Energy Incorporated and Subsidiaries, which appears in this Current Report on Form 8-K.


/s/PricewaterhouseCoopers LLP
PricewaterhouseCoopers LLP


Kansas City, Missouri
August 23, 2002